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                                                                    EXHIBIT 23.1

[KPMG LETTERHEAD]

111 North Orange Avenue, Suite 1600
P.O. Box 3031
Orlando, FL 32802


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Centerstate Banks of Florida


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                   /s/ KPMG LLP


Orlando, Florida
March 13, 2000